Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Schedules Pertinent Dates To
Release and Discuss Its 2018 Second Quarter Financial and Operating Results

Virginia Beach, VA –July 26, 2018 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers, announced today that on Tuesday, August 7, 2018, after the market closes, Wheeler plans to report its financial and operating results for the quarter ended June 30, 2018.

The Company will host a conference call and webcast on Wednesday, August 8, 2018 at 11:00 am Eastern Time to review its financial performance and operating results for the quarter ended June 30, 2018.

Conference Call and Webcast:
U.S. & Canada Toll Free: (877) 407-3101 / International: (201) 493-6789
Webcast: www.whlr.us via the Investor Relations Section

Replay:
U.S. & Canada Toll Free: (877) 660-6853 / International: (201) 612-7415
Conference ID#: 13679474
Available August 8, 2018 (one hour after the end of the conference call) to September 8, 2018 at 11:00 am Eastern Time.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

CONTACT:
Mary Jensen
Investor Relations
(757) 627-9088
mjensen@whlr.us